Exhibit 10.2

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO, OR DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

$__________________	San Diego, California September 19, 2008

PEPPERBALL TECHNOLOGIES, INC.

CONVERTIBLE PROMISSORY NOTE

        PepperBall Technologies, Inc., a Colorado corporation (the “Company”), for value received, hereby promises to pay to ____________________ (the “Holder”), the principal amount of ____________________________ dollars and no/100 ($____________), together with interest on the unpaid amount thereof in accordance with the terms hereof, from the date hereof until paid in accordance with the terms hereof.

         1.        Terms of the Convertible Promissory Note (the “Note”).

                   1.1   Payment.   Principal and accrued interest hereon shall be payable on the fifteen month anniversary of the date hereof (the “Maturity Date”). Payments hereunder shall be made by the Company to the Holder in lawful money of the United States of America. Interest shall accrue with respect to the unpaid principal amount hereof from the date of this Note until such principal is paid at the rate of ten percent (10%) per annum (computed on the basis of actual calendar days elapsed and a year of 360 days) or, if less, at the highest rate of interest then permitted under applicable law.

                   1.2   Prepayment.   All or a portion of the Issue Price and any accrued but unpaid interest relating thereto may be prepaid by the Company at any time without penalty. Any prepayment shall be made at the offices or residence of the Holder, or at such other place as the Holder shall have designated to the Company in writing, in lawful money of the United States of America.

                   1.3   Acceleration.   The principal outstanding hereunder and all accrued and unpaid interest shall be due and payable in full within ten (10) days after notice delivered to the Company after (a) a decree or order is entered by a court having jurisdiction adjudging the Company bankrupt or insolvent, or approving a petition seeking reorganization of the Company is entered, (b) a voluntary case under relevant bankruptcy law is commenced, or the Company consents to the commencement of a bankruptcy or insolvency proceeding against it or to the appointment of a receiver, liquidator, assignee, trustee or similar official, (c) any material portion of the Company’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, (d) a judgment or other claim becomes a lien or encumbrance upon any material portion of the Company’s assets and such lien is not satisfied within ninety (90) days, (e) a notice of lien, levy, or assessment is filed of record with respect to any of the Company’s assets by the United States Government or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ninety (90) days after the Company receives notice thereof, or (f) an assignment of any of the Company’s assets is made for the benefit of one or more creditors; provided, however, that none of the foregoing conditions (a) through (f) shall be deemed met where such action or event is stayed or an adequate bond has been posted pending a good faith contest by the Company.

                   1.4   Agreement and Plan of Merger and Reorganization.   This Note is issued by the Company in connection with that certain Agreement and Plan of Merger and Reorganization dated [ ], 2008 among PepperBall Technologies, Inc., a Delaware corporation, Security With Advanced Technology, Inc., a Colorado corporation, and PTI Acquisition Corp., a Delaware corporation (the “Agreement”). This Note is one of a series of notes (the “Notes”) having like tenor and effect (except for variations necessary to express the name of the holder, the principal amount of each of the Notes and the date on which each Note is issued) issued by the Company in accordance with the terms of the Agreement. The Notes shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionately on the outstanding Notes on the basis of the principal amount of the outstanding indebtedness represented thereby.

    2.           Conversion.

                   2.1   At the Option of the Holder.   Holder shall have the right, upon surrender to the Company of this Note at the principal office of the Company accompanied by a written conversion request notice, to convert all or any portion of the indebtedness owing under this Note into shares of the Company’s Common Stock at a conversion price equal to the average closing price of the Company’s Common Stock on the Nasdaq Capital Market (or such other exchange or quotation service on which the Company’s Common Stock is listed or quoted at such time, as the case may be) for the six-month period ended on the trading day immediately prior to the date the Holder requests such conversion. Prior to the execution of this Note, the Company shall have reserved and set aside for issuance to Holder such number of shares of Common Stock as would be issuable upon conversion of this Note. Notwithstanding the provisions of this Section 2.1, the Company shall not be required to honor any conversion request that relates to the conversion of less than the lesser of (i) $100,000, or (ii) the full amount of principal and accrued interest under this Note.

                   2.2   Effectiveness of Conversion.   Any conversion pursuant to Section 2.1 shall be deemed to have been effected as of the close of business on the date on which this Note is surrendered at the principal office of the Company accompanied by a written conversion request notice. At such time as such conversion has been effected, the rights of Holder under this Note, to the extent of the conversion, shall cease, and Holder shall thereafter be deemed to have become the holder of record of the shares of capital stock issuable upon such conversion.

                   2.3   Issuance of Certificates.   As soon as is reasonably practicable after a conversion has been effected (but in any event within ten (10) business days thereafter), the Company shall deliver to Holder a certificate or certificates representing the number of shares of capital stock (excluding any fractional share) issuable by reason of such conversion in such name or names and such denomination or denominations as Holder has specified.

                   2.4   No Fractional Shares.   If any fractional share of capital stock would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional share, shall pay an amount equal to the value of such fractional share, as determined by the per share conversion price used to effect such conversion.

                   2.5   Issuance Costs.   The issuance of certificates for shares of capital stock issuable upon conversion of this Note shall be made without charge to Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of such shares of capital stock. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the capital stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

                   2.6   Compliance with Laws and Regulations.   The Company shall take all such actions as may be necessary to assure that all shares of capital stock issued upon conversion may be so issued without violation of any applicable law or governmental regulation or any requirement of any domestic securities exchange upon which such shares of capital stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon such issuance).

    3.           Investment Representations.

                   3.1   Investment Intent.   Holder hereby represents to the Company that Holder is acquiring this Note and all underlying shares of Common Stock which may be issued upon conversion of this Note (the “Note Stock”) for Holder’s own account for investment purposes only and not for the purpose of resale or distribution. Holder has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person, or anyone else, all or any part of the Note or the Note Stock, and Holder has no present plan to enter into any such contract, undertaking, agreement or arrangement. Holder further agrees to execute and deliver any further investment certificates as counsel to the Company deems necessary or advisable to comply with state or federal securities laws.

                   3.2   Investor Diligence.   Holder has received all the information it considers necessary or appropriate for deciding to acquire this Note and the Note Stock. Holder further represents that it has had an opportunity to ask questions and receive answers from Company regarding the terms and conditions of the offering of this Note and the business, properties, prospects and financial condition of Company.

                   3.3   Accredited Investor.   Holder is an “accredited investor” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Act”).

                   3.4   Restricted Securities.   Holder understands that neither this Note nor the Note Stock have been registered under the Act, and therefore they may not be sold, assigned or transferred unless (i) a registration statement under the Act is in effect with respect thereto or (ii) an exemption from registration is found to be available to the satisfaction of the Company.

                   3.5   Legend.   Holder further acknowledges and agrees that the stock certificates evidencing the Note Stock shall bear a restrictive legend, substantially in the following form (in addition to such other restrictive legends as are required or deemed advisable under the provisions of this Note, any applicable law or any other agreement to which Holder is a party):

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND APPLICABLE STATE SECURITIES LAWS, COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”

    4.           Miscellaneous.

                   4.1   Transfer of Note.   This Note shall not be transferable or assignable in any manner, and no interest shall be pledged or otherwise encumbered by the Holder without the express written consent of the Company, and any such attempted disposition of this Note or any portion hereof shall be of no force or effect.

                   4.2   Titles and Subtitles.   The titles and subtitles used in this Note are for convenience only and are not to be considered in construing or interpreting this Note.

                   4.3   Notices.   Unless otherwise indicated herein, any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by electronic mail or confirmed facsimile if sent during normal business hours of the recipient, and if not sent during normal business hours, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All such notices shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days’ advance written notice to the other party.

                   4.4   Attorneys’ Fees.   If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

                   4.5   Amendments and Waivers.   Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least a majority of the aggregate principal amount of the Notes then outstanding. Any amendment or waiver effected in accordance with this Section 4.5 shall be binding upon the Holder of this Note, each future holder hereof and the Company.

                   4.6   Severability.   If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                   4.7   Governing Law.   This Note shall be governed by and construed and enforced in accordance with the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                   4.8   Excessive Interest.   Notwithstanding any other provision herein to the contrary, this Note is hereby expressly limited so that the interest rate charged hereunder shall at no time exceed the maximum rate permitted by applicable law. If, for any circumstance whatsoever, the interest rate charged exceeds the maximum rate permitted by applicable law, the interest rate shall be reduced to the maximum rate permitted, and if Holder shall have received an amount that would cause the interest rate charged to be in excess of the maximum rate permitted, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to the Company.

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        IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its officer, thereunto duly authorized as of the date first above written.

PEPPERBALL TECHNOLOGIES, INC. By: _________________________________ Address: 6142 Nancy Ridge Drive, Suite 101 San Diego, CA 92121

ACKNOWLEDGED AND AGREED:

_____________________________________________
(Print Name of Holder)

_____________________________________________
(Signature of Holder)

_____________________________________________
(Title of Holder if Not an Individual)

Address:	____________________________ ____________________________